Exhibit 10.6

FIRST AMENDMENT TO
ASSET PURCHASE AGREEMENT

This First Amendment (the “Amendment”) to the Asset Purchase Agreement dated effective February 28, 2023 (the “Purchase Agreement”) is made and entered into by and between KAT Specialties, Inc., a Texas corporation (“Seller”), and Onyx Capital Tequila Partners IV LLC, a Texas limited liability company (“Buyer”), and is signed at the dates adjacent to the signatures of the parties, but dated effective as of June 1, 2025. Capitalized terms used in this Amendment and not defined herein shall have the same meanings given to such terms in the Purchase Agreement.

WHEREAS, the KAT Fabricators (the “Business”) has not been as profitable as the parties anticipated; and

WHEREAS, due to financial considerations, Buyer is restructuring the Purchase Price for the Business; and

WHEREAS, the parties have agreed to modify the existing Purchase Price by (i) cancelling the existing Promissory Note, in the principal amount of $100,000, (ii) entering into a new promissory note in the amount of $576,838 effective as of June 1, 2025, (iii) cancelling the Consulting Agreement dated February 28, 2023 (the “Consulting Agreement”) between Buyer and KTAdds Consulting, LLC, a Texas limited liability company, and (iv) entering into a new consulting agreement agreeing to pay Seller $1,000,000 for consulting services provided by Seller in 60 monthly payments; and

WHEREAS, the parties desire to amend the Purchase Agreement to provide for new payment terms,

NOW, THEREFORE, the parties agree as follows:

1. Section 4.03(a) of the Purchase Agreement is deleted in its entirety and a new Section 4.03(a) is added as follows:

Section 4.03 Purchase Price.

(a) The purchase price (“Purchase Price”) is being paid to Seller by (i) amounts already paid to Seller, (ii) the assumption of the Assumed Debt, (iii) a promissory note in the principal amount of $576,838 bearing interest at 17.5% per annum based on a 5-year amortization schedule, payable in monthly payments of interest and principal beginning as of June 1, 2025 (the “Promissory Note”) and (ii) a Consulting Agreement paying Seller $1,000,000 for consulting services payable in sixty (60) equal monthly installments.

2. A new Section 4.03(e) of the Purchase Agreement is added as follows:

Section 4.03 Purchase Price.

(e) Any amounts Buyer paid toward the Purchase Price through May 31, 2025, pursuant to the terms of the Purchase Agreement and the Consulting Agreement, are not affected by this Amendment.

3. A new Section 4.03(f) of the Purchase Agreement is added as follows:

Section 4.03 Acceleration upon Sale of Business.

(f) In the event that the Business, or substantially all of its assets, is sold, assigned, transferred, or otherwise conveyed to any third party (a “Sale”), the Buyer shall pay in full all outstanding amounts due and owing under this Agreement, including the outstanding balance due pursuant to the Consulting Agreement and the Promissory Note, as of the effective date of such Sale. The occurrence of a Sale shall constitute an automatic acceleration of all unpaid balances, and such amounts shall become immediately due and payable without notice or demand.

4. Continued Validity. All other provisions of the Purchase Agreement, other than as expressly amended hereby, are unchanged by this Amendment and remain in full force and effect.

5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows.]

The Parties have signed this Amendment at the dates indicated by their signatures.

SELLER:

KAT SPECIALTIES, INC.

Dated:	June 30, 2025	By:	/s/ Christina K. Adds
Christina K. Adds, President

BUYER:

ONYX CAPITAL TEQUILA PARTNERS IV LLC

		By:	ONYX CAPITAL MANAGEMENT LLC,
its sole Member

Dated:	June 30, 2025		By:	/s/ Robert Finley
Robert Finley, Managing Member

[Signature Page to First Amendment to Asset Purchase Agreement]